UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2011
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	98-0454144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 200 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 408-4880
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Strategic American Oil Corporation (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) (the “8-K/A”) in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 30, 2011 (the “Initial 8-K”), in order to file certain financial statements and to furnish certain pro forma financial information pursuant to Item 9.01 of this Form 8-K/A.

The Initial 8-K provided disclosure under Item 2.01 thereof regarding the September 26, 2011 closing of the Company’s previously announced acquisition of SPE Navigation I, LLC, a private Nevada limited liability company (“SPE”), from CW Navigation, Inc., KD Navigation, Inc. and KW Navigation, Inc., each a Texas corporation (collectively, the “Sellers”). The material assets of SPE consist of certain oil and gas working interests in and to four producing oil and gas fields located in Galveston Bay, Texas, together with one million shares of Hyperdynamics Corporation (NYSE: HDY).

Pursuant to the terms of the Company’s previously announced Purchase and Sale Agreement (the “Agreement”) with the Sellers and SPE regarding this matter, the Company acquired the Sellers’ 100% interest in SPE for total consideration consisting of 95,000,000 restricted common shares of the Company issued at a deemed issuance price of $0.10 per share, which was the quoted market price for Strategic American Oil Corporation’s common stock on the acquisition date.

CW Navigation, Inc. is owned 100% by the brother-in-law of Jeremy Driver, the Company’s Chief Executive Officer and a director. KD Navigation, Inc. is owned 100% by Mr. Driver’s wife. KW Navigation, Inc. is owned 100% by Mr. Driver’s sister-in-law.

Item 9.01 of Form 8-K provides that with respect to transactions described pursuant to Item 2.01 of Form 8-K, the financial statements of businesses acquired may be filed, and pro forma financial information regarding such transactions may be furnished, not later than 71 calendar days after the date that the initial report on Form 8-K must be filed. As such, the Company disclosed in the Initial 8-K that it would file the required financial statements and furnish the required pro forma financial information within that time frame.  The Company is now providing such financial statements and pro forma financial statements herewith as described in Item 9.01 below.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Attached hereto as Schedule “A” and“B”.

(b)	Pro forma Financial Information.

Attached hereto as Schedule “C”.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION

/s/ Jeremy Driver
Date: January 17, 2012	Name:	Jeremy Driver
	Title:	Chairman, President and Chief Executive Officer

Exhibit “A”

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Strategic American Oil Corporation
Corpus Christi, Texas

We have audited the accompanying statements of revenues and direct operating expenses related to oil and gas producing properties acquired by Strategic American Oil Corporation, for the years ended December 31, 2010 and 2009. These statements are the responsibility of the management of Strategic American Oil Corporation. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s Current Report on Form 8-K and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the SPE Navigation Properties purchased by Strategic American Oil Corporation for the years ended December 31, 2010 and 2009.

/s/ MaloneBailey, LLP
January 17, 2012
Houston, Texas

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
FOR A 25% WORKING INTEREST IN THE GALVESTON BAY FIELDS

	Years Ended December 31,
	2010	2009

Revenues	$1,186,926	$116,101

Direct operating expenses	1,288,859	830,576

Excess of direct operating expenses over revenues	$101,933	$714,475

(See accompanying notes to the statements of revenues and direct operating expenses)

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
FOR A 25% WORKING INTEREST IN THE GALVESTON BAY FIELDS
NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Note 1: The Properties and Basis of Presentation

On September 23, 2011, Strategic American Oil Corporation (Strategic, the “Company”) purchased SPE Navigation 1, LLC (“SPE“). SPE was formed in January 2011 and its assets consisted of a 25% working interest  in oil and natural gas properties in four fields located in Galveston Bay, Texas and certain other oil and gas properties in Texas (collectively, the  “Properties”, the “Galveston Bay Fields”, “we”, “us”) and 1,000,000 shares of common stock in a publicly traded company.  SPE’s operations consisted solely of the ownership of the oil and gas working interests.   Galveston Bay Energy, LLC (“GBE“), a subsidiary of Strategic as of February 15, 2011, is the operator of the Properties.  On February 15, 2011, SPE acquired its 25% working interest in the Properties and Strategic acquired a 75% working interest in the same Properties through its acquisition of GBE, as reported in Strategic’s 8-K filed on February 22, 2011 and 8-K/A filed on October 28, 2011.  With Strategic’s acquisition of SPE, Strategic owns 100% of GBE’s original working interest in the Properties.

The accompanying statements of revenues and direct operating expenses reflect the 25% working interest that Strategic acquired in the Properties on September 23, 2011 through its purchase of SPE.

The statement of revenues and direct operating expenses for the years ended December 31, 2010 and 2009 have been derived from the Properties’ historical financial records and are prepared on an accrual basis of accounting. The owner of the properties prior to February 15, 2011 (Seller) maintained the Properties’ books and records using a calendar year.  Accordingly, the accompanying statements of revenues and direct operating expenses are presented using a calendar year.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to represent a complete set of financial statements.  The financial statements of the Properties to satisfy the requirements of Rule 3-05 of Regulation S-X are limited to historical statements of revenues and direct operating expenses, together with unaudited disclosures of reserve quantities and the standardized measure.  Historical financial statements, reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available on an individual property basis, nor is it practicable to obtain such information in these circumstances. The statements presented are not indicative of the results for the Properties going forward.

Note 2: Summary of significant accounting policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the respective reporting periods. We base our estimates and judgments on historical experience and on various other assumptions and information that we believe to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes.

Significant areas requiring management’s estimates and assumptions include estimates of asset retirement costs and the determination of oil and natural gas proved reserve quantities.  Oil and natural gas proved reserve quantities which form the basis for the calculation of amortization of oil and natural gas properties and for asset impairment tests. Management emphasizes that reserve estimates are inherently imprecise and that estimates of more recent reserve discoveries are more imprecise than those for properties with long production histories.

Actual results may differ from the estimates and assumptions used in the preparation of our financial statements.

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. We follow the “sales method” of accounting for oil and natural gas revenue, so we recognize revenue on all natural gas or crude oil sold to purchasers, regardless of whether the sales are proportionate to our ownership in the property. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period in which revenue is earned.

Direct operating expenses

Direct operating expenses are recognized when incurred and consist of operating expenses directly related to revenue producing activities of the Properties.  Direct operating expenses consist of all costs relating to production activities, and do not include accretion of an asset retirement obligation, and depreciation, depletion and amortization.  Direct operating expenses include hurricane repair and work over expenses, as discussed below.

GBE’s fields contained proved producing reserves prior to 2008.  The infrastructure for GBE’s fields sustained extensive damage in hurricanes Gustav and Ike.  After the hurricanes, the operations from the fields were curtailed. Restoration of production from GBE’s proved reserves was dependent on repair of the downstream infrastructure.  During the years ended December 31, 2010 and 2009, the Seller performed the repairs required to return the fields to production.  Specifically, the majority of the hurricane repair work was performed between August 2009, when the Seller acquired the properties from a prior operator, and June 2010.  In addition, during the years presented, the Seller worked over several wells within an existing completion interval.  Work over costs incurred solely to maintain or increase levels of production from an existing completion interval and repairs required to bring production from proved reserves to market have been charged to expense as incurred.

Note 3: Contingencies and commitments

Legal

We are subject to legal proceedings, claims and liabilities which arise in the ordinary course of business. We accrue for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Legal fees are charged to expense as they are incurred.

GBE was sued by the operator of one of our oil and gas properties due to non-payment of certain expenses relating to 2010.  The subject expenses are included in our results.  Pursuant to Strategic’s purchase and sale agreement, the Seller assumed responsibility for the lawsuit.

Environmental

We accrue for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded at their undiscounted value as assets when their receipt is deemed probable.

There is soil contamination at a tank facility owned by GBE.  Depending on the technique used to perform the remediation, we estimate the cost range to be between $150,000 and $500,000.   The cost of the remediation has not been reflected in statements of revenues and direct operating expenses because the liability existed prior to January 1, 2009.

Commitments

Prior to the sale of the Properties, the Seller executed a Compression and Handling Agreement (the “PHA”) between the Seller and GBE.  Under the terms of the PHA, oil, natural gas, and salt water would be disposed of through the Seller’s facility.  Under the agreement, we are responsible for approximately a flat fee of $3,000 per month for the surface lease and a gauging fee, our pro-rata share of repairs at the facility, and compression, salt water disposal, and other charges based on the volumes disposed of through the facility.  The agreement was later terminated in September 2011.

Note 4: Excluded Costs

During the periods presented, the Properties were not accounted for or operated as a stand-alone entity and separate financial statements of the Properties were not prepared. The Seller did not allocate indirect general and administrative expenses, interest, income taxes, and other indirect expenses to the Properties and thus such costs have been excluded from the accompanying statements. In addition, any allocation of such indirect expenses may not be indicative of costs which would have been incurred by the Properties on a stand-alone basis.

Also, depreciation, depletion, and amortization have been excluded from the accompanying statements of revenues and direct operating expenses as such amounts would not be indicative of the depletion calculated on the Properties on a stand-alone basis.

Note 5: Subsequent Events

In September 2011, the Seller sued GBE alleging non-payment of approximately $225,000 in invoices related to the PHA.  The invoices relate to the period from March 2011 to September 2011.  We dispute the invoices because they include charges not provided for in the PHA.

Note 6: Supplemental Oil and Gas Information (Unaudited)

The SEC amended its definitions of oil and natural gas reserves effective December 31, 2009. Previous periods were not restated for the new rules. Key revisions include a change in pricing used to prepare reserve estimates to a 12-month un-weighted average of the first-day-of-the-month prices, the inclusion of non-traditional resources in reserves, definitional changes, and allowing the application of reliable technologies in determining proved reserves, and other new disclosures (Revised SEC rules). The Revised SEC rules did not significantly affect the quantities of our proved reserves.

The reserves in this report have been estimated using deterministic methods. For wells classified as proved developed producing where sufficient production history existed, reserves were based on individual well performance evaluation and production decline curve extrapolation techniques. For undeveloped locations and wells that lacked sufficient production history, reserves were based on analogy to producing wells within the same area exhibiting similar geologic and reservoir characteristics, combined with volumetric methods. The volumetric estimates were based on geologic maps and rock and fluid properties derived from well logs, core data, pressure measurements, and fluid samples. Well spacing was determined from drainage patterns derived from a combination of performance-based recoveries and volumetric estimates for each area or field. Proved undeveloped locations were limited to areas of uniformly high quality reservoir properties, between existing commercial producers.

Proved Reserves

	Oil (bbl)	Gas (MCF)	Equivalent (MCFE)

Balance – December 31, 2008	232,451	3,127,383	4,522,097
Revisions of previous estimates	763	(2,891)	1,684
Production	(811)	(18,152)	(23,020)
Balance – December 31, 2009	232,403	3,106,340	4,500,761

Revisions of previous estimates	8,007	35,862	83,906
Production	(11,261)	(59,842)	(127,407)
Purchase of minerals in place	898	18,620	24,005
Balance – December 31, 2010	230,048	3,100,980	4,481,265

	Proved Reserves as of December 31, 2010
	Oil (bbls)	Gas (Mcf)	Equivalent (Mcfe)
Proved developed	156,028	1,483,610	2,419,775
Proved undeveloped	74,020	1,617,370	2,061,490
Total Proved reserves	230,048	3,100,980	4,481,265

	Proved Reserves as of December 31, 2009
	Oil (bbls)	Gas (Mcf)	Equivalent (Mcfe)
Proved developed	160,543	1,497,810	2,461,071
Proved undeveloped	71,860	1,608,530	2,039,690
Total Proved reserves	232,403	3,106,340	4,500,761

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The following Standardized Measure of Discounted Future Net Cash Flow information has been developed utilizing ASC 932, Extractive Activities —Oil and Gas, (ASC 932) procedures and based on estimated oil and natural gas reserve and production volumes. It can be used for some comparisons, but should not be the only method used to evaluate us or our performance. Further, the information in the following table may not represent realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flow be viewed as representative of our current value.

We believe that the following factors should be taken into account when reviewing the following information:

•	future costs and selling prices will probably differ from those required to be used in these calculations;

•	due to future market conditions and governmental regulations, actual rates of production in future years may vary significantly from the rate of production assumed in the calculations;

•	a 10% discount rate may not be reasonable as a measure of the relative risk inherent in realizing future net oil and natural gas revenues; and

•	future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, for the years ended December 31, 2010 and 2009, as specified by the SEC, the prices for oil and natural gas used in this calculation were the un-weighted 12-month average of the first day of the month (12-month un-weighted average) cash price quotes, except for volumes subject to fixed price contracts.

In the following table, natural gas liquids are included in natural gas reserves. The oil and natural gas liquids price as of December 31, 2010 and 2009  were based on the 12-month unweighted average of the first of the month prices of the NYMEX (Cushing, OK WTI) posted price which equated to $79.43 and $63.37 per barrel, respectively. The gas price as of December 31, 2010 and 2009 were based on the 12-month unweighted average of the first of the month prices of the NYMEX (Cushing, OK WTI) spot price which equates to $4.38 per Mcf and $3.41 per Mcf, respectively. The base prices were adjusted for heating content, premiums and product differentials based on historical revenue statements. All prices are held constant in accordance with SEC guidelines. All proved reserves are located in the United States; specifically, off-shore in Galveston Bay, Texas.

The Standardized Measure is as follows:

	2010	2009
	$32,575,688	$26,114,257
Future production costs	(8,312,328)	(7,422,048)
Future development costs	(8,156,992)	(8,190,725)
Future net cash flows	16,106,368	10,501,484

10% annual discount for estimated timing of cash flows	(4,600,809)	(3,905,255)
Future net cash flows at end of year	$11,505,559	$6,596,229

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The following is a summary of the changes in the Standardized Measure of discounted future net cash flows for our proved oil and natural gas reserves during each of the years in the two year period ended December 31, 2010:

	2010	2009
Standardized measure of discounted future net cash flows at beginning of year	$6,596,229	$7,316,972
Net changes in prices and production costs	4,242,288	(1,468,695)
Changes in estimated future development costs	24,097	(61,092)
Sales of oil and gas produced, net of production costs	(434,052)	72,955
Purchases of minerals in place	92,846	—
Revisions of previous quantity estimates	324,528	4,392
Accretion of discount	659,623	731,697

Standardized measure of discounted future net cash flows at year end	$11,505,559	$6,596,229

Schedule “B”

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
FOR A 25% WORKING INTEREST IN THE GALVESTON BAY FIELDS
(UNAUDITED)

For the six months ended June 30, 2011
(Unaudited)
Revenues	790,587

Direct operating expenses	514,566

Excess of revenues over direct operating expenses	276,021

(See accompanying notes to the unaudited statement of revenues and direct operating expenses)

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
FOR A 25% WORKING INTEREST IN THE GALVESTON BAY FIELDS

NOTES TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES (UNAUDITED)

Note 1: The Properties and Basis of Presentation

On September 23, 2011, Strategic American Oil Corporation (Strategic, the “Company”) purchased SPE Navigation 1, LLC (“SPE“). SPE was formed in January 2011 and its assets consisted of a 25% working interest  in oil and natural gas properties in four fields located in Galveston Bay, Texas and certain other oil and gas properties in Texas (collectively, the  “Properties”, the  “Galveston Bay Fields”, “we”, “us”) and 1,000,000 shares of common stock in a publicly traded company.  SPE’s operations consisted solely of the ownership of the oil and gas working interests.   Galveston Bay Energy, LLC (“GBE“), a subsidiary of Strategic as of February 15, 2011, is the operator of the Properties.  On February 15, 2011, SPE acquired its 25% working interest in the Properties and Strategic acquired a 75% working interest in the same Properties through its acquisition of GBE, as reported in Strategic’s 8-K filed on February 22, 2011 and 8-K/A filed on October 28, 2011.  With Strategic’s acquisition of SPE, Strategic owns 100% of GBE’s original working interest in the Properties.

The accompanying statements of revenues and direct operating expenses reflect the 25% working interest that Strategic acquired in the Properties on September 23, 2011 through its purchase of SPE.

The statement of revenues and direct operating expenses for the six months ended June 30, 2011 have been derived from the Properties’ historical financial records and are prepared on an accrual basis of accounting. The owner of the properties prior to February 15, 2011 (Seller) maintained the Properties’ books and records using a calendar year.  Accordingly, the accompanying statements of revenues and direct operating expenses are presented using a calendar year.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to represent a complete set of financial statements.  The financial statements of the Properties to satisfy the requirements of Rule 3-05 of Regulation S-X are limited to historical statements of revenues and direct operating expenses, together with unaudited disclosures of reserve quantities and the standardized measure.  Historical financial statements, reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available on an individual property basis, nor is it practicable to obtain such information in these circumstances. The statements presented are not indicative of the results for the Properties going forward.

Note 2: Summary of significant accounting policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the respective reporting periods. We base our estimates and judgments on historical experience and on various other assumptions and information that we believe to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes.

Significant areas requiring management’s estimates and assumptions include estimates of asset retirement costs and the determination of oil and natural gas proved reserve quantities.  Oil and natural gas proved reserve quantities which form the basis for the calculation of amortization of oil and natural gas properties and for asset impairment tests. Management emphasizes that reserve estimates are inherently imprecise and that estimates of more recent reserve discoveries are more imprecise than those for properties with long production histories.

Actual results may differ from the estimates and assumptions used in the preparation of our financial statements.

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. We follow the “sales method” of accounting for oil and natural gas revenue, so we recognize revenue on all natural gas or crude oil sold to purchasers, regardless of whether the sales are proportionate to our ownership in the property. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period in which revenue is earned.

Direct operating expenses

Direct operating expenses are recognized when incurred and consist of operating expenses directly related to revenue producing activities of the Properties.  Direct operating expenses consist of all costs relating to production activities, and do not include accretion of an asset retirement obligation, and depreciation, depletion and amortization.

Note 3: Contingencies and commitments

Legal

We are subject to legal proceedings, claims and liabilities which arise in the ordinary course of business. We accrue for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Legal fees are charged to expense as they are incurred.

Environmental

We accrue for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded at their undiscounted value as assets when their receipt is deemed probable.

There is soil contamination at a tank facility owned by GBE.  Depending on the technique used to perform the remediation, we estimate the cost range to be between $150,000 and $500,000.   The cost of the remediation has not been reflected in statements of revenues and direct operating expenses because the liability existed prior to January 1, 2009.

Commitments

Prior to the sale of the Properties, the Seller executed a Compression and Handling Agreement (the “PHA”) between the Seller and GBE.  Under the terms of the PHA, oil, natural gas, and salt water would be disposed of through the Seller’s facility.  Under the agreement, we are responsible for approximately a flat fee of $3,000 per month for the surface lease and a gauging fee, our pro-rata share of repairs at the facility, and compression, salt water disposal, and other charges based on the volumes disposed of through the facility.  The agreement was terminated in September 2011.

Note 4: Excluded Costs

During the periods presented, the Properties were not accounted for or operated as a stand-alone entity and separate financial statements of the Properties were not prepared. The Seller did not allocate indirect general and administrative expenses, interest, income taxes, and other indirect expenses to the Properties and thus such costs have been excluded from the accompanying statements. In addition, any allocation of such indirect expenses may not be indicative of costs which would have been incurred by the Properties on a stand-alone basis.

Also, depreciation, depletion, and amortization have been excluded from the accompanying statements of revenues and direct operating expenses as such amounts would not be indicative of the depletion calculated on the Properties on a stand-alone basis.

Note 5: Subsequent Events

In September 2011, the Seller sued GBE alleging non-payment of approximately $225,000 in invoices related to the PHA.  The invoices relate to the period from March 2011 to September 2011.  We dispute the invoices because they include charges not provided for in the PHA.

Schedule “C”

STRATEGIC AMERICAN OIL CORPORATION
UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

On September 23, 2011 Strategic American Oil Corporation (Strategic) purchased 100% of the membership interest in SPE Navigation I, LLC, a private Nevada limited liability company (SPE) for a total of consideration consisting of 95,000,000 shares of Strategic common stock. The material assets of SPE consist of oil and gas working interests in four producing oil and gas fields located in Galveston Bay, Texas (the “Galveston Bay Fields”, “Properties”), together with one million shares of Hyperdynamics Corporation (NYSE: HDY).

The following Unaudited Pro Forma Financial Information gives effect to Strategic’s acquisition of SPE. The transaction is described in the notes to the unaudited combined pro forma financial information.

The Unaudited Combined Balance Sheet gives effect to the transaction as if it had occurred on July 31, 2011 and the Unaudited Combined Pro Forma Statement of Operations gives effect to the transaction as if it had occurred on August 1, 2010.

The pro forma adjustments are based on currently available information and certain assumptions that management believes to be reasonable under the circumstances.  The adjustments and the assumptions underlying the adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited combined pro forma financial information. Pursuant to the Securities and Exchange Commission’s Article 11 of Regulation S-X, pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable.  The unaudited combined pro forma financial information is provided for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the transactions occurred on the assumed dates indicated, nor is it necessarily indicative of our future financial position or results of operations as of or for any future date or periods.

STRATEGIC AMERICAN OIL CORPORATION AND SPE NAVIGATION I, LLC
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JULY 31, 2011

	Strategic	Pro forma adjustments	Notes	Pro forma Combined
Assets
Current assets
Cash and cash equivalents	$1,082,099	$-	(2)	$1,082,099
Available for sale securities	-	3,900,000	(2)
		1,400,000	(4)	5,300,000
Accounts receivable	875,918	-		875,918
Accounts receivable – related party	69,880	-		69,880
Other current assets	292,973	-		292,973
Other receivables	225,057	-		225,057
Total current assets	2,545,927	5,300,000		7,845,927

Oil and Gas Property, accounted for using the full cost method of accounting
Evaluated property, net	7,395,198	4,081,477	(2)	11,476,675
Notes receivable	45,355	-		45,355
Restricted Cash	6,716,850	-		6,716,850
Other Assets	210,587	-		210,587
Equipment, net	22,857	-		22,857
Total Assets	$16,936,774	$9,381,477		$26,318,251

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$1,676,816	$37,500		$1,714,316
Line of credit	1,360,573	-		1,360,573
Notes payable	255,596	-		255,596
Asset retirement obligations – short term	468,500	157,401	(2)	625,901
Deferred tax liability		1,317,750
	-	490,000	(4)	1,807,750
Derivative warrant liability	2,543,223	-		2,543,223
Due to related parties	14,723	-		14,723
Total current liabilities	6,319,431	2,002,651		8,322,082
Asset retirement obligations – long term	3,987,428	1,336,576	(2)	5,324,004
Total liabilities	10,306,859	3,339,227		13,646,086

Stockholders’ equity:
Common stock, $.001 par; 500,000,000 shares authorized shares; 169,770,770 shares issued and outstanding	169,771	95,000	(2)	264,771
Additional paid in capital	27,807,540	9,405,000	(2)	37,212,540
Accumulated deficit	(21,347,396)	(4,367,750)	(2)	(25,715,146)
Accumulated other comprehensive income	-	910,000	(4)	910,000
Total Stockholders’ equity	6,629,915	6,042,250		12,672,165
Total Liabilities and Stockholders’ equity	$16,936,774	$9,381,477		$26,318,251

(See accompanying notes to unaudited pro forma combined financial information)

STRATEGIC AMERICAN OIL CORPORATION AND SPE NAVIGATION I, LLC
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JULY 31, 2011

	Strategic	Pro forma adjustments	Notes	Pro forma Combined

Revenues
Oil and Gas sales	$3,412,791	$1,530,981	(3)	$4,943,772

Operating Expenses
Lease operating expenses	1,698,191	1,222,652	(3)	2,920,843
Depreciation, depletion, & amortization	304,851	188,274	(3)	493,125
Accretion	213,866	134,330	(3)	348,196
Impairment	140,029	-		140,029
Consulting fees	582,650	-		582,650
Consulting fees – related party	2,965,559	76,500	(3)	3,042,059
Acquisition costs	2,617,099			2,617,099
Acquisition costs – related party	-	4,367,750	(2)	4,367,750
Settlement expense	1,800,000	-		1,800,000
Other general & administrative expense	1,966,715	-		1,966,715
Total operating expenses	12,288,960	5,989,506		18,278,466

Loss from operations	(8,876,169)	(4,458,525)		(13,334,694)

Interest expense, net	(151,549)	-		(151,549)
Gain (loss) on derivative warrant liability	(1,206,788)	-		(1,206,788)
Loss on debt settlement	(50,737)	-		(50,737)

Net Loss	$(10,285,243)	$(4,458,525)		$(14,743,768)

Basic and diluted loss per common share	$(0.09)			$(0.07)

Weighted average shares outstanding (basic and diluted)	109,941,421			204,941,421

(See accompanying notes to unaudited pro forma combined financial information)

STRATEGIC AMERICAN OIL CORPORATION AND SPE NAVIGATION I, LLC
NOTES TO UNAUDITED COMBINED PRO FORMA INFORMATION

Note 1: Basis of presentation

The Unaudited Pro Forma Combined Balance Sheet has been prepared by applying pro forma adjustments to Strategic’s audited balance sheet as of July 31, 2011.

The Unaudited Pro Forma Combined Statement of Operations for the year ended July 31, 2011 has been prepared from the unaudited revenues and direct operating expenses for the year ended July 31, 2011 for the 25% working interest in the Galveston Bay Fields.

The Galveston Bay Fields have an operating history that precedes SPE’s ownership and SPE’s ownership in the Galveston Bay Fields varied over time.   Additionally, SPE’s sole business activity was the ownership of its working interest in the Galveston Bay Fields.  Thus the results of operations for the 25% working interest in the Galveston Bay Fields best reflects the business acquired with the purchase of SPE and statements of revenues and direct operating expenses were prepared for those Properties in lieu of full financial statements for SPE.

Strategic’s audited financial statements have been used in the preparation of the unaudited proforma combined statements for the twelve months ended July 31, 2011. The revenues and direct operating expenses for the 25% working interest in the Galveston Bay Fields are for the twelve months ended July 31, 2011 and have been derived from the accounting records pertaining to the Properties for the period.

These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of Strategic, and the Properties as follows:

•	Strategic’s financial statements for the year ended July 31, 2011 and the notes relating thereto, as found in its 10-K which was filed on November 15, 2011;
•	The Properties’ statements of revenues and direct operating expenses for the years ended December 31, 2010 and 2009, the notes relating thereto included elsewhere in this Form 8-K/A; and
•	The Properties’ statement of revenues and direct operating expenses for the six months ended June 30, 2011 and the notes relating thereto included elsewhere in this Form 8-K/A.

Note 2: Purchase of SPE

On September 23, 2011, Strategic acquired SPE, the holder of 25% working interest in the Galveston Bay Fields and 1,000,000 shares of Hyperdynamics Corporation, a public company traded on the New York Stock Exchange(NYSE:HDY).

The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed at the acquisition date:

Recognized Amount of Identifiable Assets Acquired and Liabilities Assumed
Available for sale securities (1)	$3,900,000
Oil and Gas Property, accounted for using the full cost basis of accounting
Evaluated property (2)	4,081,477
Deferred tax liability (1)	(1,317,750)
Accounts payable and accrued expenses	(37,500)
Asset retirement obligations (2)	(1,493,977)
Total Identifiable Net Assets	$5,132,250

(1)
The Hyperdynamics common stock is valued, using the closing market price on the acquisition date, at $3.90 per share.  SPE and Strategic intended the transaction to be a tax-free merger, with Strategic assuming SPE’s tax basis in its assets.  Deferred taxes, therefore, are computed on the difference between the tax basis and the book basis per share at the corporate tax rate of 35%.  If the carryover basis is not available to Strategic, there would be no book tax difference and no deferred taxes associated with the acquisition.

(2)
Oil and gas properties  include the asset retirement obligation measured on the effective date of the transaction at $1,493,977 and $2,550,000, which was the cash price that SPE paid to obtain its 25% working interest in the Properties.

Acquisition costs

The transaction was a related party transaction because SPE was owned by companies controlled by our CEO, his brother-in-law, and his sister-in-law, and SPE was managed by our CEO’s father-in-law. The purchase price was calculated as $9,500,000, based on the quoted market price of our stock on the date of the acquisition. The assets and liabilities were recorded at SPE’s carrying value on the date of the acquisition and the excess purchase price over the net assets acquired was $4,367,750, which was recorded as compensation expense because this was a related party transaction.

Note 3: Statement of Operations

The pro forma adjustments for the captions Oil and gas sales, Lease operating expenses, Depreciation, depletion and amortization, and Accretion are derived from the accounting records of the 25% working interest in the Galveston Bay Fields.  SPE incurred minimal general and administrative expenses, which are included in the pro forma adjustments.  SPE’s expenses consist of fees paid to its manager, who is the father-in-law of Jeremy Driver, Strategic’s Chief Executive Officer.  Because SPE’s manager is a related party to Strategic, these fees are classified as consulting-related in the Unaudited Combined Pro Forma Statement of Operations.

Note 4: Available for Sale Securities

SPE owned 1,000,000 million shares of Hyperdynamics Corporation’s stock on the date of acquisition. The stock is classified as available for sale.  Strategic’s cost basis in the stock was $3,900,000, based on the closing market price of Hyperdynamics common stock on September 23, 2011, the acquisition date.  However, as of July 31, 2011, the value of 1,000,000 shares of Hyperdynamics common stock was $5,300,000, based on the closing market price of Hyperdynamics common stock.  We reflect the stock in the Unaudited Pro Forma Combined Balance Sheet at the market value on July 31, 2011, with the difference excess over the acquisition date cost basis reflected as an unrealized holding gain or loss on these investments of $1,400,000, net of deferred tax of $490,000, computed using the corporate tax rate of 35%.

Note 5: Excluded costs

Prior to acquisition, the Properties were not accounted for or operated as a stand-alone entity and separate financial statements of the Properties were not prepared. Consequently, the Unaudited Pro Forma Combined Statement of Operations included herein does not reflect general and administrative expenses, interest, and other indirect expenses that were not allocated to the Properties. Strategic’s management believes such indirect expenses are not indicative of future costs that may be incurred under the new management.